Exhibit 10.3

                                 LOAN AGREEMENT

     THIS AGREEMENT made the 5th day of July 2013.


BETWEEN:

          EVGENIA GONIKMAN, of, 13/1 Duhifat, Arad, 89074, Israel ("Evgenia")


                                                               OF THE FIRST PART

AND:

          MERECOT CORP, a company incorporated pursuant to the laws of Nevada with an address at 616 Corporate Way Suite 2-6621, Valley Cottage, NY 10989 ("Merecot")

                                                              OF THE SECOND PART

WHEREAS:

A.   Merecot requires funding in connection with its business operations;

B. Evgenia has agreed to loan US $5,000.00 (the "Loan") to Merecot, on certain terms and conditions contained herein;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that for and in consideration of the sum of TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Evgenia hereby agrees to loan US $5,000.00 (the "Loan") to Merecot concurrent with the execution of this Agreement;

     2. Loan funds advanced shall be non-interest bearing, secured and payable upon demand.

     3. Any additional funds that Evgenia loans to Merecot subsequent to this Agreement shall be subject to the same terms as this Agreement, unless otherwise agreed in writing.

IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective hands, both as of the day and year first above written.

                                             MERECOT CORP


/s/ Evgenia Gonikman                         PER: /s/ Evgenia Gonikman
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EVGENIA GONIKMAN                                  Authorized Signatory